Exhibit 99.1

Media Relations: Beth Amorosi FastLane Communications 973.582.3498 bamorosi@fast-lane.net	Investor Relations: Brett Maas Hayden Communications 646-536-7331 brett@haydenir.com

FOR IMMEDIATE RELEASE:

Onstream Media Corporation to Report Fiscal 2007
Fourth Quarter and Full-Year Financial Results on December 26

Management to Discuss Fiscal 2008 Outlook
During 4:30 p.m. ET Conference Call

POMPANO BEACH, FL - December 20, 2007 - Onstream Media Corporation (NASDAQ: ONSM), an online service provider of live and on-demand internet video, today announced that its management will conduct a conference call at 4:30 p.m. ET on Wednesday, December 26, 2007, to discuss its fiscal fourth quarter and full-year results for the period ended September 30, 2007. The Company anticipates releasing financial results and filing its Form 10-KSB approximately 30 minutes before the call.

During this conference call, Mr. Randy Selman, President and Chief Executive Officer of Onstream Media Corporation and the Company’s CFO, Robert Tomlinson, will discuss the Company’s financial results as well as the fiscal 2008 outlook. Management discussion will be followed by an open Q&A session.

The teleconference and related webcast will occur on Wednesday, December 26, 2007 at 4:30 p.m. Eastern Time. Interested parties may listen to the presentation live online at http://www.visualwebcaster.com/event.asp?id=44694 or by calling 1-866-682-6100 or 201-499-0416. It is recommended to dial in approximately 10 to 15 minutes prior to the scheduled start time. An audio rebroadcast of the conference call will be archived for one year online at http://www.visualwebcaster.com/event.asp?id=44694.

About Onstream Media:

Onstream Media Corporation (NASDAQ: ONSM) is an online service provider of live and on-demand internet video, corporate web communications and content management applications. Onstream Media's pioneering Digital Media Services Platform (DMSP) provides customers with cost effective tools for encoding, managing, indexing, and publishing content via the Internet. The DMSP provides our clients with intelligent delivery and syndication of video advertising, and supports pay-per-view for online video and other rich media assets. The DMSP also provides an efficient workflow for transcoding and publishing user- generated content in combination with social networks and online video classifieds. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. In fact, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services.

99.1-1

Select Onstream Media customers include: AOL, AAA, AXA Equitable Life Insurance Company, Bonnier Corporation, Dell, Deutsche Bank, Disney, National Press Club, NHL, MGM, PR Newswire, Rodale, Inc., Televisa, WireOne, Shareholder.com (NASDAQ), and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, eBay, FiveAcross/Cisco and Qwest. For more information, visit Onstream Media at http://www.onstreammedia.com or call 954-917-6655.

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

99.1-2